Exhibit 8

Subsidiary	Interest Held	Percentage Interest

British Sky Broadcasting Limited (BSkyB Limited)	BSkyB holds 10,000,002 Ordinary Shares of £1 each	100%

Sky Television Limited	BSkyB holds 13,376,982 Ordinary Shares of £1 each	100%

Sky In-Home Service Limited	BSkyB holds 1,576,000 Ordinary Shares of £1 each	100%

Sports Internet Group Limited	BSkyB holds 38,247,184 Ordinary Shares of 5p each	100%

British Interactive Broadcasting Holdings Limited	BSkyB Limited holds 129,740 Ordinary Shares of £1 each BSkyB holds 522,220 Ordinary Shares of £1 each	19.9 80.1	% %

Sky Subscribers Services Limited	BSkyB Limited holds 2 Ordinary Shares of £1 each	100%

Hestview Limited	Surrey Group Limited, a wholly owned subsidiary of Sports Internet Group Limited, holds 108 Ordinary Shares of £1 each	100%

Sky Interactive Limited	British Interactive Broadcasting Holdings Limited holds 2 Ordinary Shares of £1 each	100%

Sky Ventures Limited	BSkyB Limited holds 912 Ordinary Shares of £1 each	100%

British Sky Broadcasting SA	BSkyB Limited holds 12,500 Ordinary Shares of £12 each	100%

Sky New Media Ventures Limited (formerly Sky New Media Ventures plc)	BSkyB Limited holds 12,500 Ordinary Shares of £1 each	100%